FIRST QUARTER 2015
Supplemental Information

Investor and Media Contact
American Assets Trust
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

	Retail	Office	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,226,111	705,650	922 (1)	—	—

San Francisco	35,156	516,985	—	—	—

Oahu	549,308	—	—	96,707	369

Monterey	675,678	—	—	—	—

San Antonio	589,501	—	—	—	—

Portland	—	942,844	—	—	—

Seattle	—	494,781	—	—	—

Total	3,075,754	2,660,260	922	96,707	369

		Square Feet		%
Note: Circled areas represent all markets in which American Assets Trust, Inc. (the "Company") currently owns and operates its real estate assets. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Retail	3.1	million	53%
	Office	2.7	million	47%
Data is as of March 31, 2015.	Totals	5.8	million
(1) Includes 122 RV spaces.

First Quarter 2015 Supplemental Information	Page 2

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

First Quarter 2015 Supplemental Information	Page 3

FINANCIAL HIGHLIGHTS

First Quarter 2015 Supplemental Information	Page 4

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	March 31, 2015	December 31, 2014
	(unaudited)	(audited)
ASSETS
Real estate, at cost
Operating real estate	$1,938,663	$1,931,698
Construction in progress	232,597	195,736
Held for development	9,413	9,390
	2,180,673	2,136,824
Accumulated depreciation	(373,794)	(361,424)
Net real estate	1,806,879	1,775,400
Cash and cash equivalents	54,639	59,357
Restricted cash	10,252	10,994
Accounts receivable, net	5,772	6,727
Deferred rent receivable, net	36,467	35,883
Other assets, net	52,140	53,401
TOTAL ASSETS	$1,966,149	$1,941,762
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable	$711,809	$812,811
Unsecured notes payable	350,000	250,000
Unsecured line of credit	20,000	—
Accounts payable and accrued expenses	55,045	50,861
Security deposits payable	5,874	5,521
Other liabilities and deferred credits, net	55,867	55,993
Total liabilities	1,198,595	1,175,186
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 43,821,165 and 43,701,669 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	438	437
Additional paid in capital	800,081	795,065
Accumulated dividends in excess of net income	(62,409)	(60,291)
Accumulated other comprehensive income	(618)	92
Total American Assets Trust, Inc. stockholders' equity	737,492	735,303
Noncontrolling interests	30,062	31,273
Total equity	767,554	766,576
TOTAL LIABILITIES AND EQUITY	$1,966,149	$1,941,762

First Quarter 2015 Supplemental Information	Page 5

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2015	2014
REVENUE:
Rental income	$62,753	$60,482
Other property income	3,282	3,498
Total revenue	66,035	63,980
EXPENSES:
Rental expenses	16,620	16,620
Real estate taxes	6,048	6,026
General and administrative	5,016	4,612
Depreciation and amortization	15,107	16,341
Total operating expenses	42,791	43,599
OPERATING INCOME	23,244	20,381
Interest expense	(11,795)	(13,632)
Other income (expense), net	(70)	(91)
NET INCOME	11,379	6,658
Net income attributable to restricted shares	(43)	(70)
Net income attributable to unitholders in the Operating Partnership	(3,309)	(1,986)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$8,027	$4,602

EARNINGS PER COMMON SHARE
Basic income attributable to common stockholders per share	$0.18	$0.11
Weighted average shares of common stock outstanding - basic	43,419,762	40,582,792
Diluted income attributable to common stockholders per share	$0.18	$0.11
Weighted average shares of common stock outstanding - diluted	61,321,447	58,492,473

First Quarter 2015 Supplemental Information	Page 6

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2015	2014
Funds from Operations (FFO) (1)
Net income	$11,379	$6,658
Depreciation and amortization of real estate assets	15,107	16,341
FFO, as defined by NAREIT	26,486	22,999
Less: Nonforfeitable dividends on incentive stock awards	(40)	(70)
FFO attributable to common stock and common units	$26,446	$22,929

FFO per diluted share/unit	$0.43	$0.39

Weighted average number of common shares and common units, diluted (2)	61,329,952	58,626,718

Funds Available for Distribution (FAD) (1)	$20,244	$16,798

Dividends
Dividends declared and paid	$14,350	$13,140
Dividends declared and paid per share/unit	$0.2325	$0.2200

First Quarter 2015 Supplemental Information	Page 7

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2015	2014
Funds Available for Distribution (FAD) (1)
FFO	$26,486	$22,999
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(6,722)	(6,057)
Net effect of straight-line rents (3)	(707)	(1,058)
Amortization of net above (below) market rents (4)	(728)	(587)
Net effect of other lease intangibles (5)	20	37
Amortization of debt issuance costs and debt fair value adjustment	1,045	1,015
Non-cash compensation expense	890	519
Nonforfeitable dividends on incentive stock awards	(40)	(70)
FAD	$20,244	$16,798

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$4,436	$3,179
Maintenance capital expenditures	2,286	2,878
	$6,722	$6,057

Notes:

(1)	See Glossary of Terms.

(2)
For the three months ended March 31, 2015 and 2014, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.

(3)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(4)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(5)
Represents adjustments related to amortization of lease incentives paid to tenants and amortization of lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

First Quarter 2015 Supplemental Information	Page 8

CORPORATE GUIDANCE

(Unaudited, amounts in thousands, except share and per share data)

	Prior 2015 Guidance Range (1) (2)		Revised 2015 Guidance Range (2)
Funds from Operations (FFO):
Net income	$44,085	$47,708	$45,071	$48,153
Depreciation and amortization of real estate assets	59,569	59,569	60,423	60,423
FFO, as defined by NAREIT	103,654	107,277	105,494	108,576
Less: Nonforfeitable dividends on incentive stock awards	(164)	(164)	(160)	(160)
FFO attributable to common stock and units	$103,490	$107,113	$105,334	$108,416
Weighted average number of common shares and units, diluted	61,928,301	61,928,301	61,957,906	61,957,906
FFO per diluted share, updated	$1.67	$1.73	$1.70	$1.75

Notes:

(1)	Prior 2015 Guidance Range as reported in the Company's Fourth Quarter 2014 Supplemental Information report.

(2)
The Company's guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, future debt financings or repayments, except that guidance includes the remaining issuance of the Company's existing at-the-market equity program in 2015.

These estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisition and development activities. Our actual results may differ materially from these estimates.

First Quarter 2015 Supplemental Information	Page 9

SAME-STORE PORTFOLIO NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2015
	Retail	Office	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store portfolio	$24,032	$16,912	$4,310	$14,110	$59,364
Non-same store portfolio (1)	6	6,665	—	—	6,671
Total	24,038	23,577	4,310	14,110	66,035
Real estate expenses
Same-store portfolio	5,953	4,541	1,484	8,363	20,341
Non-same store portfolio (1)	47	2,280	—	—	2,327
Total	6,000	6,821	1,484	8,363	22,668
Net Operating Income (NOI), GAAP basis
Same-store portfolio	18,079	12,371	2,826	5,747	39,023
Non-same store portfolio (1)	(41)	4,385	—	—	4,344
Total	$18,038	$16,756	$2,826	$5,747	$43,367
Same-store portfolio NOI, GAAP basis	$18,079	$12,371	$2,826	$5,747	$39,023
Net effect of straight-line rents (2)	33	(502)	—	(42)	(511)
Amortization of net above (below) market rents (3)	(314)	(581)	—	123	(772)
Net effect of other lease intangibles (4)	—	(41)	—	(31)	(72)
Same-store portfolio NOI, cash basis	$17,798	$11,247	$2,826	$5,797	$37,668

Notes:

(1)	Same-store portfolio and non-same store portfolio are determined based on properties held on March 31, 2015 and 2014. See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants and amortization of lease intangibles and straight-line rent expense for our lease of the Annex at The Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

First Quarter 2015 Supplemental Information	Page 10

SAME-STORE PORTFOLIO NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2015	2014	Change
Cash Basis:
Retail	$17,798	$16,567	7.4%
Office	11,247	10,022	12.2
Multifamily	2,826	2,703	4.6
Mixed-Use	5,797	5,755	0.7
	$37,668	$35,047	7.5%

GAAP Basis:
Retail	$18,079	$16,936	6.7%
Office	12,371	11,280	9.7
Multifamily	2,826	2,703	4.6
Mixed-Use	5,747	5,725	0.4
	$39,023	$36,644	6.5%

First Quarter 2015 Supplemental Information	Page 11

SAME-STORE PORTFOLIO NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2015	2014	Change
Cash Basis:
Retail	$17,798	$16,567	7.4%
Office	15,573	14,699	5.9
Multifamily	2,826	2,703	4.6
Mixed-Use	5,797	5,755	0.7
	$41,994	$39,724	5.7%

GAAP Basis:
Retail	$18,079	$16,936	6.7%
Office	16,758	15,968	4.9
Multifamily	2,826	2,703	4.6
Mixed-Use	5,747	5,725	0.4
	$43,410	$41,332	5.0%

First Quarter 2015 Supplemental Information	Page 12

NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2015
	Retail	Office	Multifamily	Mixed-Use	Total
Southern California
NOI, GAAP basis (1)	$7,623	$3,871	$2,826	$—	$14,320
Net effect of straight-line rents (2)	(138)	(62)	—	—	(200)
Amortization of net above (below) market rents (3)	(214)	(2)	—	—	(216)
Net effect of other lease intangibles (4)	—	93	—	—	93
NOI, cash basis	7,271	3,900	2,826	—	13,997
Northern California
NOI, GAAP basis (1)	2,719	4,301	—	—	7,020
Net effect of straight-line rents (2)	11	19	—	—	30
Amortization of net above (below) market rents (3)	(97)	(178)	—	—	(275)
Net effect of other lease intangibles (4)	—	(42)	—	—	(42)
NOI, cash basis	2,633	4,100	—	—	6,733
Hawaii
NOI, GAAP basis (1)	4,410	—	—	5,747	10,157
Net effect of straight-line rents (2)	139	—	—	(42)	97
Amortization of net above (below) market rents (3)	53	—	—	123	176
Net effect of other lease intangibles (4)	—	—	—	(31)	(31)
NOI, cash basis	4,602	—	—	5,797	10,399
Oregon
NOI, GAAP basis (1)	—	4,148	—	—	4,148
Net effect of straight-line rents (2)	—	(598)	—	—	(598)
Amortization of net above (below) market rents (3)	—	(50)	—	—	(50)
NOI, cash basis	—	3,500	—	—	3,500
Texas
NOI, GAAP basis (1)	3,286	—	—	—	3,286
Net effect of straight-line rents (2)	21	—	—	—	21
Amortization of net above (below) market rents (3)	(56)	—	—	—	(56)
NOI, cash basis	3,251	—	—	—	3,251
Washington
NOI, GAAP basis (1)	—	4,436	—	—	4,436
Net effect of straight-line rents (2)	—	(57)	—	—	(57)
Amortization of net above (below) market rents (3)	—	(307)	—	—	(307)
NOI, cash basis	—	4,072	—	—	4,072
Total
NOI, GAAP basis (1)	18,038	16,756	2,826	5,747	43,367
Net effect of straight-line rents (2)	33	(698)	—	(42)	(707)
Amortization of net above (below) market rents (3)	(314)	(537)	—	123	(728)
Net effect of other lease intangibles (4)	—	51	—	(31)	20
NOI, cash basis	$17,757	$15,572	$2,826	$5,797	$41,952
Notes:

(1)	See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants and amortization of lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

First Quarter 2015 Supplemental Information	Page 13

NOI BREAKDOWN

Three Months Ended March 31, 2015
Portfolio NOI, Cash Basis Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Portfolio NOI, GAAP Basis Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

First Quarter 2015 Supplemental Information	Page 14

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2015
		Additional		Property
		Property	Billed Expense	Operating
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)
Retail Portfolio
Carmel Country Plaza	$895	$17	$184	$(126)
Carmel Mountain Plaza	2,954	42	686	(772)
South Bay Marketplace	565	40	165	(156)
Rancho Carmel Plaza	199	9	54	(60)
Lomas Santa Fe Plaza	1,218	11	261	(350)
Solana Beach Towne Centre	1,466	16	467	(467)
Del Monte Center	2,394	156	783	(1,004)
Geary Marketplace	299	—	126	(121)
The Shops at Kalakaua	455	23	38	(68)
Waikele Center	4,134	368	966	(1,309)
Alamo Quarry Market	3,359	47	1,367	(1,522)
Subtotal Retail Portfolio	$17,938	$729	$5,097	$(5,955)
Office Portfolio
Torrey Reserve Campus (5)	$3,852	$55	$137	$(1,026)
Solana Beach Corporate Centre	1,606	9	71	(448)
The Landmark at One Market	5,225	25	116	(1,866)
One Beach Street	769	1	53	(223)
First & Main	2,199	163	189	(707)
Lloyd District Portfolio (5)	2,572	341	52	(1,244)
City Center Bellevue	4,224	762	424	(1,338)
Subtotal Office Portfolio	$20,447	$1,356	$1,042	$(6,852)
Multifamily Portfolio
Loma Palisades	$2,766	$174	$—	$(951)
Imperial Beach Gardens	718	59	—	(281)
Mariner's Point	330	25	—	(118)
Santa Fe Park RV Resort	220	18	—	(134)
Subtotal Multifamily Portfolio	$4,034	$276	$—	$(1,484)

First Quarter 2015 Supplemental Information	Page 15

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2015
		Additional		Property
		Property	Billed Expense	Operating
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,601	$1,015	$898	$(1,604)
Waikiki Beach Walk - Embassy Suites™	9,008	667	—	(6,788)
Subtotal Mixed-Use Portfolio	$11,609	$1,682	$898	$(8,392)
Total	$54,028	$4,043	$7,037	$(22,683)

Notes:

(1)
Base rent for our retail and office portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended March 31, 2015 (before abatements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our retail and office portfolio were approximately $15 and $420, respectively, for the three months ended March 31, 2015. There were no abatements for the retail portion of our mixed-use portfolio for the three months ended March 31, 2015. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were no abatements for our multifamily portfolio for the three months ended March 31, 2015. For Waikiki Beach Walk - Embassy Suites TM, base rent is equal to the actual room revenue for the three months ended March 31, 2015.

(2)
Represents additional property-related income for the three months ended March 31, 2015, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).

(3)	Represents billed tenant expense reimbursements for the three months ended March 31, 2015.

(4)
Represents property operating expenses for the three months ended March 31, 2015. Property operating expenses includes all rental expenses, except non cash rent expense and the provision for bad debt recorded for deferred rent receivables.

(5)
Base rent shown includes amounts related to American Assets Trust, L.P.'s leases at Torrey Reserve Campus and Lloyd District Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $204 for the three months ended March 31, 2015.

First Quarter 2015 Supplemental Information	Page 16

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2015
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Retail Portfolio	$503	$282	$785	$84	$66	$935
Office Portfolio	3,822	1,598	5,420	8,374	920	14,714
Multifamily Portfolio	—	146	146	—	28,802	28,948
Mixed-Use Portfolio	111	260	371	—	—	371
Total	$4,436	$2,286	$6,722	$8,458	$29,788	$44,968

First Quarter 2015 Supplemental Information	Page 17

SUMMARY OF OUTSTANDING DEBT

(Amounts in thousands)	Amount
	Outstanding at		Annual Debt		Balance at
Debt	March 31, 2015	Interest Rate	Service	Maturity Date	Maturity
The Landmark at One Market (1)(2)	133,000	5.61%	135,526	July 5, 2015	133,000
First & Main (1)	84,500	3.97%	3,406	July 1, 2016	84,500
Imperial Beach Gardens (1)	20,000	6.16%	1,253	September 1, 2016	20,000
Mariner's Point (1)	7,700	6.09%	477	September 1, 2016	7,700
South Bay Marketplace (1)	23,000	5.48%	1,281	February 10, 2017	23,000
Waikiki Beach Walk - Retail (1)	130,310	5.39%	7,137	July 1, 2017	130,310
Solana Beach Corporate Centre III-IV (3)	36,257	6.39%	2,798	August 1, 2017	35,136
Loma Palisades (1)	73,744	6.09%	4,566	July 1, 2018	73,744
One Beach Street (1)	21,900	3.94%	877	April 1, 2019	21,900
Torrey Reserve - North Court (3)	20,995	7.22%	1,836	June 1, 2019	19,443
Torrey Reserve - VCI, VCII, VCIII (3)	7,074	6.36%	560	June 1, 2020	6,439
Solana Beach Corporate Centre I-II (3)	11,255	5.91%	855	June 1, 2020	10,169
Solana Beach Towne Centre (3)	37,518	5.91%	2,849	June 1, 2020	33,898
City Center Bellevue (1)	111,000	3.98%	4,491	November 1, 2022	111,000
Total / Weighted Average	$718,253	5.25%	$167,912		$710,239
Unamortized fair value adjustment	(6,444)
Secured Notes Payable	$711,809

Series A Notes (4)	$150,000	3.88%	$6,060	October 31, 2021	$150,000
Series B Notes (5)	100,000	4.45%	4,450	February 2, 2025	100,000
Term Loan (6)	100,000	3.08%	3,134	January 9, 2019	100,000
Unsecured Notes Payable	$350,000		$13,644		$350,000

Unsecured Line of Credit (7)	$20,000
Notes:

(1)	Interest only.

(2)	Loan repaid in full, without premium or penalty, on April 6, 2015.

(3)	Principal payments based on a 30-year amortization schedule.

(4)
$150 million of 4.04% Senior Guaranteed Notes, Series A, due October 31, 2021. Net of the settlement of the forward-starting interest rate swap, the fixed interest rate in accordance with GAAP for the Series A Notes is approximately 3.88% per annum, through maturity.

(5)	$100 million of 4.45% Senior Guaranteed Notes, Series B, due February 2, 2025.

(6)
The term loan matures in January 2016 and we have three 12-month options to extend its maturity to 2019. The term loan accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 3.08%.

(7)
The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $250 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $250 million , subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan initially matures on January 9, 2018 and we have two six-month options to extend its maturity to January 9, 2019. The Revolver Loan currently accrues interest at LIBOR, plus a spread which ranges from 1.35%-1.95%, based on our consolidated leverage ratio.

First Quarter 2015 Supplemental Information	Page 18

MARKET CAPITALIZATION

(Amounts in thousands, except per share data)

Market data	March 31, 2015
Common shares outstanding	43,821
Common units outstanding	17,900
Common shares and common units outstanding	61,721
Market price per common share	$43.28
Equity market capitalization	$2,671,285
Total debt	$1,088,253
Total market capitalization	$3,759,538
Less: Cash on hand	$(54,639)
Total enterprise value	$3,704,899
Total assets, gross	$2,339,943
Total unencumbered assets, gross	$1,057,780

Total debt/Total capitalization	28.9%
Total debt/Total enterprise value	29.4%
Net debt/Total enterprise value (1)	27.9%
Total debt/Total assets, gross	46.5%
Net debt/Total assets, gross (1)	44.2%
Total unencumbered assets, gross/Unsecured debt	285.9%

Total debt/EBITDA (2)(3)	7.1	x
Net debt/EBITDA (1)(2)(3)	6.7	x
Interest coverage ratio (4)	3.0	x
Fixed charge coverage ratio (4)	3.0	x

Notes:

(1)	Net debt is equal to total debt less cash on hand.

(2)	See Glossary of Terms for discussion of EBITDA.

(3)	As used here, EBITDA represents the actual for the three months ended March 31, 2015 annualized.

(4)	Calculated as EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

(5)	Assumes the exercise of the three 12-month options to extend the maturity of the unsecured term loan.

First Quarter 2015 Supplemental Information	Page 19

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

In-Process Development Projects

							Project Costs (in thousands) (2)
		Start Date	Estimated Completion Date	Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Multifamily Units	Three Months	Cost Incurred to Date	Total Estimated Investment	Estimated Stabilized Yield (3)
							Ended
Property	Location						March 31, 2015
Office Property:
Torrey Reserve III & IV	San Diego, CA	2012	2015	2015	81,500	N/A	$1,650	$33,793	$34,100	8.60%
Torrey Point (previously Sorrento Pointe)	San Diego, CA	2015	2016	2017	88,000	N/A	$60	$7,253	$46,231	8.25% - 9.25%

Mixed Use Property:
Lloyd District Portfolio - Phase I (5)	Portland, OR	2013	2015	2017	47,000	657	$26,473	$161,972	$191,828	6.25% - 7.25%

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units
Solana Beach Corporate Centre (Building 5)	Retail	Solana Beach, CA	10,000	N/A
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A
Solana Beach - Highway 101 (4)	Mixed Use	Solana Beach, CA	48,000	36
Lloyd District Portfolio - multiple phases (5)	Mixed Use	Portland, OR	TBD	TBD

Notes:

(1)	Based on management's estimation of stabilized occupancy (90%).

(2)
For all properties, project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1. In addition, for Torrey Reserve III & IV and Lloyd District Portfolio, project costs exclude allocated land costs.

(3)	The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.

(4)	Represents commercial portion of development opportunity for Solana Beach - Highway 101.

(5)
The Lloyd District Portfolio was acquired in 2011 consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately 3 million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Phase 1 of our development, known as Hassalo on Eighth, comprises approximately 1 million square feet, and is on time and on budget as described in the table above.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

First Quarter 2015 Supplemental Information	Page 20

PORTFOLIO DATA

First Quarter 2015 Supplemental Information	Page 21

PROPERTY REPORT

As of March 31, 2015				Retail and Office Portfolios
				Net			Annualized
			Number	Rentable			Base Rent
		Year Built/	of	Square	Percentage	Annualized	per Leased
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	96.2%	$3,560,447	$47.39		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (7)	San Diego, CA	1994/2014	15	528,416	98.4	11,939,976	22.96	Sears	Sports Authority, Saks Fifth Avenue Off 5th
South Bay Marketplace (7)	San Diego, CA	1997	9	132,877	100.0	2,260,482	17.01		Ross Dress for Less, Grocery Outlet
Rancho Carmel Plaza	San Diego, CA	1993	3	30,421	87.7	787,946	29.53		Oggi's Pizza & Brewing Co., Eagle Estates, Inc
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	209,569	93.9	5,155,777	26.20		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,730	99.3	5,917,900	24.15		Dixieline Probuild, Marshalls
Del Monte Center (7)	Monterey, CA	1967/1984/2006	16	675,678	99.2	10,228,921	15.26	Macy's, KLA Monterrey	Century Theatres, Macy's Furniture Gallery
Geary Marketplace	Walnut Creek, CA	2012	3	35,156	100.0	1,194,531	33.98		Sprouts Farmer Market, Freebirds Wild Burrito
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	100.0	1,819,860	155.93		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	537,637	99.8	16,727,271	31.17	Lowe's, Kmart, Sports Authority	UFC Gym, Old Navy
Alamo Quarry Market (7)	San Antonio, TX	1997/1999	16	589,501	98.5	13,483,306	23.22	Regal Cinemas	Bed Bath & Beyond, Whole Foods Market
Subtotal/Weighted Average Retail Portfolio			104	3,075,754	98.5%	$73,076,417	$24.12
Office Properties
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-present	12	493,435	91.6%	$15,983,743	$35.36
Solana Beach Corporate Centre	Solana Beach, CA	1982/2005	4	212,215	87.1	6,283,909	34.00
The Landmark at One Market (8)	San Francisco, CA	1917/2000	1	419,371	100.0	20,899,008	49.83
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	97,614	100.0	3,080,502	31.56
First & Main	Portland, OR	2010	1	360,641	92.9	8,812,794	26.30
Lloyd District Portfolio	Portland, OR	1940-2011/present	6	582,203	84.5	10,444,124	21.23
City Center Bellevue	Bellevue, WA	1987	1	494,781	97.9	16,977,611	35.05
Subtotal/Weighted Average Office Portfolio			26	2,660,260	92.7%	$82,481,691	$33.45
Total/Weighted Average Retail and Office Portfolio			130	5,736,014	95.8%	$155,558,108	$28.31

First Quarter 2015 Supplemental Information	Page 22

PROPERTY REPORT (CONTINUED)

As of March 31, 2015
							Average
			Number				Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001-2008	80	548	98.5%	$11,178,576	$1,726
Imperial Beach Gardens	Imperial Beach, CA	1959/2008-present	26	160	100.0	2,851,668	$1,485
Mariner's Point	Imperial Beach, CA	1986	8	88	98.9	1,285,236	$1,231
Santa Fe Park RV Resort (9)	San Diego, CA	1971/2007-2008	1	126	81.0	838,920	$685
Total/Weighted Average Multifamily Portfolio			115	922	96.4%	$16,154,400	$1,515

Mixed-Use Portfolio
				Net			Annualized
			Number	Rentable			Base Rent
		Year Built/	of	Square	Percentage	Annualized	per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	96,707	100.0%	$10,799,806	$111.68		Yard House, Roy's

							Annualized
			Number				Revenue per
		Year Built/	of		Average	Average	Available
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (10)	Daily Rate(10)	Room (10)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014	2	369	89.0%	$304.64	$271.24
Notes:

(1)
The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, or BOMA, 1996 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.

(2)
Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of March 31, 2015, including leases which may not have commenced as of March 31, 2015. Percentage leased for our multifamily properties includes total units rented as of March 31, 2015.

(3)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2015 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(4)
Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2015. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of March 31, 2015.

(5)	Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.

(6)	Other principal retail tenants are defined as the two tenants leasing the most square footage, excluding anchor tenants.

(7)	Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	6	125,477	$1,193,816
South Bay Marketplace	1	2,824	$91,320
Del Monte Center	2	295,100	$201,291
Alamo Quarry Market	4	31,994	$470,075

(8)
This property contains 419,371 net rentable square feet consisting of The Landmark at One Market (375,151 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2016, which we have the option to extend until 2031 pursuant to three five-year extension options.

(9)
The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended March 31, 2015, the highest average monthly occupancy rate for this property was 98%, occurring in July 2014. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.

(10)
Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2015, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended March 31, 2015 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended March 31, 2015 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2015 Supplemental Information	Page 23

RETAIL LEASING SUMMARY

As of March 31, 2015
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2015	11	100%	25,868	$38.85	$37.31	$39,807	4.1%	7.4%	3.9	$242,280	$9.37
4th Quarter 2014	11	100%	36,693	$36.26	$35.52	$26,917	2.1%	8.4%	4.2	$51,235	$1.40
3rd Quarter 2014	11	100%	48,420	$31.59	$27.22	$211,283	16.0%	16.8%	4.8	$106,580	$2.20
2nd Quarter 2014	18	100%	81,909	$31.80	$27.78	$329,242	14.5%	25.0%	8.3	$2,799,260	$34.18
Total 12 months	51	100%	192,890	$33.54	$30.39	$607,249	10.4%	16.6%	6.1	$3,199,355	$16.59

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2015	3	27%	9,052	$37.62	$36.57	$9,482	2.9%	8.6%	4.9	$242,280	$26.77
4th Quarter 2014	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
3rd Quarter 2014	1	9%	3,650	$35.00	$27.00	$29,201	29.6%	62.3%	10.7	$106,580	$29.20
2nd Quarter 2014	5	28%	10,424	$36.55	$28.23	$86,749	29.5%	37.3%	7.6	$669,260	$64.20
Total 12 months	9	18%	23,126	$36.72	$31.30	$125,432	17.3%	27.2%	7.0	$1,018,120	$44.03

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2015	8	73%	16,816	$39.51	$37.71	$30,325	4.8%	6.7%	3.3	$—	$0.00
4th Quarter 2014	11	100%	36,693	$36.26	$35.52	$26,917	2.1%	8.4%	4.2	$51,235	$1.40
3rd Quarter 2014	10	91%	44,770	$31.31	$27.24	$182,082	14.9%	13.5%	4.3	$—	$0.00
2nd Quarter 2014	13	72%	71,485	$31.11	$27.71	$242,493	12.2%	23.2%	8.4	$2,130,000	$29.80
Total 12 months	42	82%	169,764	$33.11	$30.26	$481,817	9.4%	15.2%	5.9	$2,181,235	$12.85

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2015	14	39,670	$35.10	5.5	$1,089,032	$27.45
4th Quarter 2014	14	41,696	$35.70	4.2	$70,030	$1.68
3rd Quarter 2014	12	49,920	$33.09	4.9	$129,080	$2.59
2nd Quarter 2014	25	148,960	$26.52	8.9	$4,712,117	$31.63
Total 12 months	65	280,246	$30.27	7.0	$6,000,259	$21.41
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

First Quarter 2015 Supplemental Information	Page 24

OFFICE LEASING SUMMARY

As of March 31, 2015
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2015	12	100%	50,794	$24.84	$23.97	$44,486	3.7%	7.9%	2.1	$51,510	$1.01
4th Quarter 2014	6	100%	139,496	$30.02	$25.10	$686,304	19.6%	31.6%	8.9	$4,855,903	$34.81
3rd Quarter 2014	8	100%	25,358	$35.37	$34.24	$28,455	3.3%	11.0%	3.2	$175,132	$6.91
2nd Quarter 2014	9	100%	33,680	$36.35	$38.93	$(87,152)	(6.6)%	(4.8)%	3.4	$203,965	$6.06
Total 12 months	35	100%	249,328	$30.36	$27.67	$672,093	9.7%	17.5%	6.2	$5,286,510	$21.20

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2015	2	17%	2,701	$33.60	$32.12	$3,996	4.6%	18.7%	7.5	$51,510	$19.07
4th Quarter 2014	2	33%	62,687	$27.45	$22.18	$330,817	23.8%	58.9%	15.1	$4,855,903	$77.46
3rd Quarter 2014	2	25%	4,737	$32.40	$35.63	$(15,310)	(9.1)%	(2.6)%	3.0	$65,767	$13.88
2nd Quarter 2014	4	44%	14,459	$37.94	$46.10	$(117,911)	(17.7)%	(20.0)%	4.7	$156,430	$10.82
Total 12 months	10	29%	84,584	$29.72	$27.34	$201,592	8.7%	29.3%	12.4	$5,129,610	$60.64

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2015	10	83%	48,093	$24.35	$23.51	$40,490	3.6%	7.1%	1.8	$—	$0.00
4th Quarter 2014	4	67%	76,809	$32.12	$27.49	$355,487	16.8%	12.3%	3.9	$—	$0.00
3rd Quarter 2014	6	75%	20,621	$36.05	$33.93	$43,765	6.3%	14.3%	3.2	$109,365	$5.30
2nd Quarter 2014	5	56%	19,221	$35.15	$33.55	$30,759	4.8%	11.9%	2.3	$47,535	$2.47
Total 12 months	25	71%	164,744	$30.70	$27.84	$470,501	10.3%	11.2%	3.0	$156,900	$0.95

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2015	20	90,134	$32.78	2.9	$853,731	$9.47
4th Quarter 2014	11	214,118	$30.39	9.9	$9,451,166	$44.14
3rd Quarter 2014	14	71,751	$31.64	6.9	$2,344,232	$32.67
2nd Quarter 2014	16	76,843	$37.23	3.2	$1,225,844	$15.95
Total 12 months	61	452,846	$32.22	6.9	$13,874,973	$30.64
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

First Quarter 2015 Supplemental Information	Page 25

MULTIFAMILY LEASING SUMMARY

As of March 31, 2015

Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2015	540	98.5%	$11,178,576	$1,726
4th Quarter 2014	547	99.8%	$11,098,908	$1,691
3rd Quarter 2014	548	100.0%	$10,826,460	$1,646
2nd Quarter 2014	548	100.0%	$10,604,556	$1,613

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2015	160	100.0%	$2,851,668	$1,485
4th Quarter 2014	160	100.0%	$2,816,928	$1,467
3rd Quarter 2014	160	100.0%	$2,812,800	$1,465
2nd Quarter 2014	160	100.0%	$2,769,432	$1,442

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2015	87	98.9%	$1,285,236	$1,231
4th Quarter 2014	87	98.9%	$1,308,828	$1,253
3rd Quarter 2014	88	100.0%	$1,276,440	$1,209
2nd Quarter 2014	88	100.0%	$1,279,980	$1,212

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2015	102	81.0%	$838,920	$685
4th Quarter 2014	101	80.0%	$918,696	$760
3rd Quarter 2014	93	74.0%	$831,780	$743
2nd Quarter 2014	115	91.0%	$1,063,188	$773

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2015	889	96.4%	$16,154,400	$1,515
4th Quarter 2014	895	97.1%	$16,143,360	$1,503
3rd Quarter 2014	889	96.4%	$15,747,480	$1,476
2nd Quarter 2014	911	98.8%	$15,717,156	$1,438
Notes:

(1)	Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.

(2)	Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.

(3)	Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

First Quarter 2015 Supplemental Information	Page 26

MIXED-USE LEASING SUMMARY

As of March 31, 2015

Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized base Rent per Leased Square Foot (3)
Quarter
1st Quarter 2015	96,707	100.0%	$10,799,806	$112
4th Quarter 2014	96,334	99.6%	$10,591,167	$110
3rd Quarter 2014	96,179	99.5%	$10,453,280	$109
2nd Quarter 2014	96,179	99.5%	$10,461,500	$109

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
1st Quarter 2015	328	89.0%	$305	$271
4th Quarter 2014	264	71.6%	$318	$280
3rd Quarter 2014	318	86.3%	$346	$309
2nd Quarter 2014	263	71.3%	$294	$262
Notes:

(1)	Percentage leased for mixed-use property includes square footage under leases as of March 31, 2015, including leases which may not have commenced as of March 31, 2015.

(2)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2015 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(3)	Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2015.

(4)
Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2015, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services. Offline rooms in connection with the 2014 room refresh at Embassy Suites Hotel is adjusted for in calculating annualized revenue per available room for the second, third and fourth quarters of 2014.

First Quarter 2015 Supplemental Information	Page 27

LEASE EXPIRATIONS

As of March 31, 2015
Assumes no exercise of lease options
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	15,838		0.6%	0.3%	$2.81	19,353	0.6%	0.3%	$6.99	1,833	1.9%	—%	—	37,024	0.6%	$4.86
2015	240,994		9.1	4.1	$35.64	84,701	2.8	1.5	$35.81	10,296	10.6	0.2	$231.00	335,991	5.8	$41.67
2016	302,519		11.4	5.2	$32.11	194,559	6.3	3.3	$34.81	11,238	11.6	0.2	$156.37	508,316	8.7	$35.89
2017	375,805		14.1	6.4	$36.65	379,090	12.3	6.5	$25.17	8,908	9.2	0.2	$149.22	763,803	13.1	$32.27
2018	203,057		7.6	3.5	$37.83	1,051,115	34.2	18.0	$19.72	12,416	12.8	0.2	$121.65	1,266,588	21.7	$23.62
2019	290,222		10.9	5.0	$40.23	362,949	11.8	6.2	$27.07	19,955	20.6	0.3	$81.53	673,126	11.5	$34.36
2020	289,490		10.9	5.0	$40.10	274,938	8.9	4.7	$16.76	19,337	20.0	0.3	$58.44	583,765	10.0	$29.71
2021	160,405		6.0	2.8	$44.19	54,809	1.8	0.9	$48.69	—	—	—	—	215,214	3.7	$45.34
2022	20,138		0.8	0.3	$33.77	155,684	5.1	2.7	$31.59	11,464	11.9	0.2	$74.01	187,286	3.2	$34.42
2023	96,281		3.6	1.7	$28.44	55,613	1.8	1.0	$24.05	—	—	—	—	151,894	2.6	$26.83
2024	136,841		5.1	2.3	$31.93	220,996	7.2	3.8	$24.06	1,260	1.3	—	$174.00	359,097	6.2	$27.59
Thereafter	187,074	(2)	7.0	3.2	$24.15	160,594	5.2	2.8	$26.13	—	—	—	—	347,668	6.0	$25.06
Signed Leases Not Commenced	146,635		5.5	2.5	—	16,334	0.5	0.3	—	—	—	—	—	162,969	2.8	—
Available	194,961		7.3	3.3	—	45,019	1.5	0.8	—	—	—	—	—	239,980	4.1	—
Total (3)	2,660,260		100.0%	45.6%	$31.01	3,075,754	100.0%	52.7%	$23.76	96,707	100.0%	1.7%	$111.68	5,832,721	100.0%	$28.52

Assumes all lease options are exercised
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	15,838		0.6%	0.3%	$2.81	19,353	0.6%	0.3%	$6.99	1,833	1.9%	—%	—	37,024	0.6%	$4.86
2015	158,506		6.0	2.7	$30.13	67,710	2.2	1.2	$34.58	4,082	4.2	0.1	$189.91	230,298	3.9	$34.27
2016	208,293		7.8	3.6	$32.03	65,889	2.1	1.1	$30.16	7,210	7.5	0.1	$170.75	281,392	4.8	$35.15
2017	64,538		2.4	1.1	$37.90	130,734	4.3	2.2	$28.62	7,868	8.1	0.1	$143.24	203,140	3.5	$36.01
2018	66,101		2.5	1.1	$34.97	86,196	2.8	1.5	$30.23	12,416	12.8	0.2	$121.65	164,713	2.8	$39.02
2019	73,740		2.8	1.3	$40.00	105,830	3.4	1.8	$31.30	8,265	8.5	0.1	$115.14	187,835	3.2	$38.40
2020	148,889		5.6	2.6	$35.43	134,446	4.4	2.3	$22.59	3,015	3.1	0.1	$172.77	286,350	4.9	$30.85
2021	89,663		3.4	1.5	$33.78	68,722	2.2	1.2	$52.70	10,242	10.6	0.2	$207.91	168,627	2.9	$52.07
2022	347,689		13.1	6.0	$37.39	92,564	3.0	1.6	$36.18	11,894	12.3	0.2	$77.84	452,147	7.8	$38.21
2023	147,296		5.5	2.5	$43.26	144,194	4.7	2.5	$32.19	—	—	—	—	291,490	5.0	$37.78
2024	109,914		4.1	1.9	$33.44	186,592	6.1	3.2	$30.10	—	—	—	—	296,506	5.1	$31.34
Thereafter	888,197	(2)	33.4	15.2	$35.95	1,912,171	62.2	32.8	$20.23	29,882	30.9	0.5	$54.50	2,830,250	48.5	$25.53
Signed Leases Not Commenced	146,635		5.5	2.5	—	16,334	0.5	0.3	—	—	—	—	—	162,969	2.8	—
Available	194,961		7.3	3.3	—	45,019	1.5	0.8	—	—	—	—	—	239,980	4.1	—
Total (3)	2,660,260		100.0%	45.6%	$31.01	3,075,754	100.0%	52.7%	$23.76	96,707	100.0%	1.7%	$111.68	5,832,721	100.0%	$28.52

First Quarter 2015 Supplemental Information	Page 28

LEASE EXPIRATIONS (CONTINUED)

As of March 31, 2015

Notes:

(1)
Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2015 for the leases expiring during the applicable period by (ii) 12 months.

(2)
The expirations include 36,008 square feet currently leased by multiple tenants at Lloyd District Portfolio through various expiration dates, for which The State of Oregon, by and through its Department of Environmental Quality has signed an agreement to lease such space beginning November 1, 2016 through October 31, 2031 with options to extend the lease through October 31, 2041.

(3)	Individual items may not add up to total due to rounding.

First Quarter 2015 Supplemental Information	Page 29

PORTFOLIO LEASED STATISTICS

	At March 31, 2015					At March 31, 2014
Type	Size		Leased (1)		Leased %	Size		Leased (1)		Leased %
Overall Portfolio (2) Statistics
Retail Properties (square feet)	3,075,754		3,030,735		98.5%	3,067,657		2,968,406		96.8%
Office Properties (square feet)	2,660,260		2,465,299		92.7%	2,644,792		2,368,299		89.5%
Multifamily Properties (units)	922		889		96.4%	922		888		96.3%
Mixed-Use Properties (square feet)	96,707		96,707		100.0%	96,707		95,682		98.9%
Mixed-Use Properties (units)	369		328	(3)	89.0%	369		333	(3)	90.2%

Same-Store(2) Statistics
Retail Properties (square feet)	3,075,754		3,030,735		98.5%	3,067,657		2,968,406		96.8%
Office Properties (square feet)	1,584,622	(4)	1,521,288		96.0%	1,587,564	(4)	1,467,114		92.4%
Multifamily Properties (units)	922		889		96.4%	922		888		96.3%
Mixed-Use Properties (square feet)	96,707		96,707		100.0%	96,707		95,682		98.9%
Mixed-Use Properties (units)	369		328	(3)	89.0%	369		333	(3)	90.2%

Notes:

(1)
Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.

(2)	See Glossary of Terms.

(3)	Represents average occupancy for the three months ended March 31, 2015 and 2014.

(4)	The same-store portfolio excludes Torrey Reserve Campus and Lloyd District Portfolio due to significant redevelopment activity.

First Quarter 2015 Supplemental Information	Page 30

TOP TENANTS - RETAIL

As of March 31, 2015
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Kmart	Waikele Center	6/30/2018	119,590	3.9%	2.1%	$4,544,420	6.2%	2.7%
2	Lowe's	Waikele Center	5/31/2018	155,000	5.0	2.7	4,381,887	6.0	2.6
3	Sports Authority	Waikele Center, Carmel Mountain Plaza	7/18/2018 11/30/2018	90,722	2.9	1.6	2,133,950	2.9	1.3
4	Nordstrom Rack	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2022 10/31/2022	69,047	2.2	1.2	1,990,316	2.7	1.2
5	Sprouts Farmers Market	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2019 3/31/2025 9/30/2032	71,431	2.3	1.2	1,919,436	2.6	1.2
6	Marshalls	Carmel Mountain Plaza, Solana Beach Towne Centre	1/31/2019 1/31/2020	68,055	2.2	1.2	1,258,083	1.7	0.8
7	Old Navy	South Bay Marketplace, Waikele Center, Alamo Quarry Market	4/30/2016 7/31/2016 9/30/2017	59,780	1.9	1.0	*	*	*
8	Vons	Lomas Santa Fe Plaza	12/31/2017	49,895	1.6	0.9	1,216,700	1.7	0.7
9	Regal Cinemas	Alamo Quarry Market	3/31/2018	72,447	2.4	1.2	1,122,929	1.5	0.7
10	Gap	Del Monte Center, Waikele Center, Alamo Quarry Market	9/20/2020 2/28/2022 4/30/2024	36,614	1.2	0.6	982,039	1.3	0.6
	Top 10 Retail Tenants Total			792,581	25.6%	13.7%	$19,549,760	26.6%	11.8%

*	Data withheld at tenant's request.

First Quarter 2015 Supplemental Information	Page 31

TOP TENANTS - OFFICE

As of March 31, 2015
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	salesforce.com	The Landmark at One Market	6/30/2019 4/30/2020 5/31/2021	254,118	9.6%	4.4%	$12,969,904	15.7%	7.8%
2	Autodesk, Inc.	The Landmark at One Market	12/31/2015 12/31/2017	114,664	4.3	2.0	5,733,597	7.0	3.4
3	Veterans Benefits Administration	First & Main	8/31/2020	93,572	3.5	1.6	3,006,453	3.6	1.8
4	Insurance Company of the West	Torrey Reserve Campus	12/31/2016	81,040	3.0	1.4	2,676,783	3.2	1.6
5	Alliant International University	One Beach Street	10/31/2019	64,161	2.4	1.1	2,234,739	2.7	1.3
6	Caradigm USA LLC	City Center Bellevue	8/14/2017	68,956	2.6	1.2	2,231,416	2.7	1.3
7	Treasury Call Center	First & Main	8/31/2020	63,648	2.4	1.1	2,184,302	2.6	1.3
8	HDR Engineering, Inc.	City Center Bellevue	12/31/2017	56,024	2.1	1.0	2,044,876	2.5	1.2
9	Clearesult Operating, LLC (as successor to Portland Energy Conservation)	First & Main	5/31/2025	101,848	3.8	1.7	1,735,638	2.1	1.0
10	California Bank & Trust	Torrey Reserve Campus	2/29/2024	34,731	1.3	0.6	1,624,153	2.0	1.0
	Top 10 Office Tenants Total			932,762	35.0%	16.1%	$36,441,861	44.1%	21.7%

First Quarter 2015 Supplemental Information	Page 32

APPENDIX

First Quarter 2015 Supplemental Information	Page 33

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three months ended March 31, 2015 and 2014 is as follows:

	Three Months Ended
	March 31,
	2015	2014
Net income	$11,379	$6,658
Depreciation and amortization	15,107	16,341
Interest expense	11,795	13,632
Interest income	(14)	(21)
Income tax expense	84	112
EBITDA	$38,351	$36,722

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

First Quarter 2015 Supplemental Information	Page 34

GLOSSARY OF TERMS (CONTINUED)

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended
	March 31,
Reconciliation of NOI to net income	2015	2014
Total NOI	$43,367	$41,334
General and administrative	(5,016)	(4,612)
Depreciation and amortization	(15,107)	(16,341)
Interest expense	(11,795)	(13,632)
Other income (expense), net	(70)	(91)
Net income	11,379	6,658
Net income attributable to restricted shares	(43)	(70)
Net loss attributable to unitholders in the Operating Partnership	(3,309)	(1,986)
Net income attributable to American Assets Trust, Inc. stockholders	$8,027	$4,602

Overall Portfolio: Includes all operating properties owned by us as of March 31, 2015.

First Quarter 2015 Supplemental Information	Page 35

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

Comparison of Three Months Ended
March 31, 2015 to 2014
	Same-Store	Non Same-Store	Redevelopment Same-Store
Retail Properties
Carmel Country Plaza	X		X
Carmel Mountain Plaza	X		X
South Bay Marketplace	X		X
Rancho Carmel Plaza	X		X
Lomas Santa Fe Plaza	X		X
Solana Beach Towne Centre	X		X
Del Monte Center	X		X
Geary Marketplace	X		X
The Shops at Kalakaua	X		X
Waikele Center	X		X
Alamo Quarry Market	X		X
Office Properties
Torrey Reserve Campus		X	X
Solana Beach Corporate Centre	X		X
The Landmark at One Market	X		X
One Beach Street	X		X
First & Main	X		X
Lloyd District Portfolio		X	X
City Center Bellevue	X		X
Multifamily Properties
Loma Palisades	X		X
Imperial Beach Gardens	X		X
Mariner's Point	X		X
Santa Fe Park RV Resort	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X
Waikiki Beach Walk - Embassy Suites™	X		X
Development Properties
Torrey Point (formerly Sorrento Pointe) - Land		X
Torrey Reserve - Land		X
Solana Beach Corporate Centre - Land		X
Solana Beach - Highway 101 - Land		X
Lloyd District Portfolio - Land		X
Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

First Quarter 2015 Supplemental Information	Page 36